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                                                                     EXHIBIT 4.9

                        MORTGAGE LOAN PURCHASE AGREEMENT

         This Mortgage Loan Purchase Agreement, dated as of December 12, 2001 (the "Agreement"), between VENTAS SPECIALTY I, LLC (the "Purchaser") and MERRILL
      ---------                                          ---------
LYNCH MORTGAGE LENDING, INC. ("MLMLI" or the "Seller").
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         Subject to the terms hereof, the Seller agrees to sell, and the
Purchaser agrees to purchase, that certain mortgage loan (the "Mortgage Loan")
                                                               -------------
made by MLMLI to Ventas Finance I, LLC ( the "Borrower") pursuant to a Loan and
                                              --------
Security Agreement, dated the date hereof, by and between MLMLI and the Borrower, and other loan documents (collectively, the "Mortgage Loan Documents")
                                                       -----------------------
having a scheduled maturity of December 11, 2006 and having an outstanding principal balance as of approximately $225,000,000.

         It is the intention of the Seller and the Purchaser that the Purchaser shall, simultaneously with the purchase hereunder, sell the Mortgage Loan to a trust formed pursuant to a Trust and Servicing Agreement, dated the date hereof (the "Trust and Servicing Agreement") by and among the Purchaser, as depositor,
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First Union National Bank, as servicer (in such capacity, the "Servicer") or as
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special servicer (in such capacity, the "Special Servicer"), LaSalle Bank
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National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as
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fiscal agent, pursuant to which the Purchaser's Commercial Mortgage Pass-Through
Certificates, Series 2001-VENTAS (the "Certificates"), evidencing ownership
                                       ------------
interests in the Mortgage Loan will be issued.

         The Purchaser and the Seller wish to prescribe the terms and conditions of the purchase by the Purchaser of the Mortgage Loan.

         In consideration of the premises and the mutual agreements hereinafter set forth, the Purchaser and the Seller agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Trust and Servicing Agreement.

                                   ARTICLE II

                     SALE AND CONVEYANCE OF MORTGAGE LOANS;
                           POSSESSION OF MORTGAGE FILE

         Section 2.01 Sale and Conveyance of Mortgage Loan.

         (a) The Seller, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, except as expressly set forth herein, all of its right, title and interest in and to the Mortgage Loan (other than interest accrued on the Mortgage Loan prior to the Settlement Date). The Seller shall deliver or cause to be delivered, the documents constituting the Mortgage File to the Trustee in

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accordance with Section 2.01 of the Trust and Servicing Agreement, and any
other documents relating to the Mortgage Loan shall be delivered to and held by the Servicer pursuant to the terms of the Trust and Servicing Agreement.

         (b) Although the parties intend that the conveyance by the Seller of its right, title and interest in the Mortgage Loan pursuant to this Agreement shall constitute a purchase and sale of such Mortgage Loan and not a loan secured by such Mortgage Loan, if such conveyances are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that the Seller shall be deemed to have granted to the Purchaser, and the Seller does hereby grant to the Purchaser, a perfected first-priority security interest in all of its right, title and interest in, to and under the Mortgage Loan to the extent described in Section 2.01 hereof, and that this Agreement shall constitute a security agreement under applicable law.

         Section 2.02 Purchase Price; Payments on the Mortgage Loan.

         (a) The purchase price for the Mortgage Loan shall be $225,000,000. The Purchase Price shall be paid to the Seller by wire transfer of immediately available funds on the Settlement Date to an account designated by the Seller (or by such other method as shall be mutually acceptable to the Seller and the Purchaser).

         (b) On or before the Settlement Date, the Seller shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee (with a copy to the Servicer and the Special Servicer), the Mortgage File.

                                  ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE PURCHASER

         Section 3.01 Representations and Warranties of the Seller.

         (a) The Seller hereby represents and warrants to the Purchaser as of the Settlement Date, or as of such other date specifically provided in such representation and warranty that:

             (i)  Valid Existence and Authority. The Seller is a corporation
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      validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full corporate authority and legal right to transfer and convey the Mortgage Loan and to execute and deliver this Agreement and to perform in accordance herewith;

             (ii) No Conflicts. Neither the execution and delivery of this
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      Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, (a) will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's organizational documents or any agreement or instrument to which it is now a party or by which it is bound, or (b) constitute a default or result in an acceleration under any such agreement or instrument, or (c) result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject, or (d) result in the creation or imposition of any lien, charge or encumbrance that would


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          have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument, in such case, which would have a material adverse effect on the ability of the Seller to perform its obligations hereunder;

               (iii) No Litigation Pending. There is no action, suit, proceeding
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          or investigation pending or, to the Seller's knowledge, threatened against it which, either in any one instance or in the aggregate, if decided adversely to the Seller would, in the Seller's good faith, reasonable judgment, materially and adversely affect the ability of the Seller to perform its obligations hereunder;

               (iv)  No Consent Required. No consent, approval,
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          authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, or if required, such approval has been obtained prior to the Settlement Date;

               (v)   Due Execution and Delivery. This Agreement has been
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          duly authorized, executed and delivered by the Seller and assuming due authorization, execution and delivery by the Purchaser, constitutes a valid and legally binding obligation of the Seller enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general or the rights of creditors of banking institutions and by general principles of equity (regardless of whether enforceability is considered in equity or at law); and

               (vi)  The Mortgage Loan. The Seller hereby represents and
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          warrants with respect to the Mortgage Loan that:

                     (A) Immediately prior to the sale of the Mortgage Loan to
               the Purchaser, the Seller will be the lawful owner of the Mortgage Loan with the right to transfer such Mortgage Loan, free and clear of any lien, adverse claim, mortgage, security interest, pledge, charge or other encumbrance; and

                     (B) The related assignment of Mortgages, Assignment of Loan
               Documents and Assignment of Leases, respectively, constitutes the legal, valid and binding assignment of the Mortgages, Assignment of Loan Documents and Assignment of Leases from the Seller to the Trustee.

                     (C) Other than payments due but with respect to which the
               applicable grace period has not expired, (1) to the best knowledge of the Seller, after due inquiry, there is no material default, breach, violation or event of acceleration existing under the Mortgage Loan Documents, the Mortgage Note or the Mortgages in respect of any payment due and owing to the Seller from the Mortgagors; (2) to the Actual Knowledge (as defined below) of the Seller, there is no other material default, breach, violation or event of acceleration existing under the Mortgage Loan Documents, the Mortgage Note or the Mortgages nor is there any event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach, violation or

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          event of acceleration; and (3) to the best knowledge of the Seller, after due inquiry, it has not expressly waived any material default, breach, violation or event of acceleration under the Mortgage Loan Documents, the Mortgage Note or the Mortgages; and

                    (D) To the best knowledge of the Seller, after due inquiry, there exists no valid offset, defense, counterclaim or right of rescission with respect to the Mortgage Loan Documents, the Mortgage Note or the Mortgages which would materially interfere with the practical realization of the benefits to the holder of the Mortgage Loan of the transactions contemplated in the Mortgage Loan Documents.

          "Actual Knowledge" means, with respect to the Seller, the actual
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knowledge of any officer of the Seller having the authority to be, and who is actively involved in, the origination, administration, servicing and/or sale to the Purchaser of the Mortgage Loan.

          (b) Pursuant to the Trust and Servicing Agreement, the Seller and the Purchaser shall be given notice of any breach of any representation and warranty contained in Section 3.01(a) that materially and adversely affects the value of the Mortgage Loan or the interests of the Certificateholders therein (any such breach, a "Breach").
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          (c) Upon notice pursuant to Section 3.01(b) herein, the Seller shall, not later than 90 days from the Seller's receipt of such notice, cure such Breach in all material respects; provided, however, that in the event that such Breach is capable of being cured but not within such 90 day period and the Seller has commenced and is diligently proceeding with the cure of such Breach within such 90 day period, the Seller shall have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90 day period, the Seller shall have delivered an officer's certificate to the Trustee setting forth the reasons such Breach is not capable of being cured within the initial 90 day period and what actions the Seller is pursuing in connection with the cure thereof. If such Breach is in respect of the representation contained in Section 3.01(a)(vi)(A) or 3.01(a)(vi)(B) of this Agreement and has not been cured within the time periods provided above, the Seller shall repurchase the Mortgage Loan at the Repurchase Price (as defined below). If the Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price in immediately available funds to the Trustee.

          The "Repurchase Price" for the Mortgage Loan in the event of a
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repurchase pursuant to this Agreement, shall equal:

                (i) the outstanding principal balance of the Mortgage Loan as of the date of repurchase; plus

                (ii) all accrued and unpaid interest (other than Default Interest) on the Mortgage Loan at the applicable weighted average interest rate, in effect from time to time, to but not including the Monthly Payment Date in the Collection Period of repurchase; plus

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              (iii) all related unreimbursed Servicing Advances plus accrued and unpaid interest on any Advances under the terms of the Trust and Servicing Agreement; plus

              (iv) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer and the Trustee in respect of the Breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

          (d) Upon any repurchase of a Mortgage Loan contemplated by Section 3.01(c) above, the Purchaser shall tender to the Seller, all portions of the Mortgage File and other documents pertaining to the Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the Seller. In the event that the Purchaser or the Trustee pursues any remedy against the Seller hereunder, the Purchaser and the Trustee shall take all reasonable action to ensure that the Seller is subrogated to the rights of the Purchaser and the Trustee in connection with the Mortgage Loan.

          (e) This Section 3.01 of this Agreement provides the sole remedy for breaches of the representation contained in clause (a)(vi)(A) and (a)(vi)(B) of this Section available to the Certificateholders and the Trustee.

          (f) Subject to the terms of this Agreement, the Seller hereby acknowledges the assignment by the Purchaser to the Trustee, as trustee under the Trust and Servicing Agreement, for the benefit of the Certificateholders, of the representations and warranties contained herein and of the obligation of the Seller to cure any Breach or, if applicable, to repurchase the Mortgage Loan pursuant to this Section. The Trustee or its designee may enforce such obligations as provided in the Trust and Servicing Agreement.

          Section 3.02 Representations and Warranties of the Purchaser.

          The Purchaser hereby warrants and represents to, and covenants with, the Seller as of the Settlement Date hereof that:

          (a) Due Organization and Authority. The Purchaser is a limited
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liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement and the Trust and Servicing Agreement and to acquire and own the Mortgage Loan.

          (b) Execution, Delivery and Performance; No Conflict or Default. The
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execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all necessary action on the part of the Purchaser; neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions herein contemplated, nor the compliance with the provisions hereof, will (i) conflict with or result in a breach of, or constitute a default under (A) any of the provisions of any law, rule, regulation, judgment, decree or order binding on the Purchaser; (B) the limited liability company agreement

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of the Purchaser; or (C) the terms of any indenture or other agreement or instrument to which the Purchaser is a party or by which it is bound or any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it or (ii) result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument or (iii) impair the value of the Mortgage Loan.

          (c) Ordinary Course of Business. The consummation of the transactions
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contemplated by this Agreement and the Trust and Servicing Agreement are in the
ordinary course of business of the Purchaser.

          (d) Due Execution and Delivery. This Agreement and the Trust and
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Servicing Agreement have been duly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the other parties hereto or thereto, constitutes a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

          (e) No Litigation Pending. There are no actions, suits or proceedings
              ---------------------
pending or, to the best of the Purchaser's knowledge, threatened or likely to be asserted against or affecting the Purchaser, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or the Trust and Servicing Agreement (except to the extent disclosed in the Preliminary Offering Memorandum or the Offering Memorandum) or (B) with respect to any other matter which in the judgment of the Purchaser will be determined adversely to the Purchaser and will, if determined adversely to the Purchaser, adversely affect its ability to perform its obligations under this Agreement or the Trust and Servicing Agreement.

          (f) No Consent Required. The execution, delivery and performance by
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the Purchaser of this Agreement and the Trust and Servicing Agreement, the purchase of the Mortgage Loan by the Purchaser and the consummation of the transactions contemplated hereby or thereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

          Section 4.01 Amendment. This Agreement may be amended from time to
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time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser and with the written consent of the Trustee; provided, that the party seeking such amendment shall have obtained, at its sole cost and expense, a written confirmation from each Rating Agency that such amendment will not result in a downgrade, withdrawal or qualification of any of the ratings of such Rating Agency then in effect for any Class of Certificates outstanding.

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          Section 4.02 Counterparts. For the purpose of facilitating the
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execution of this Agreement as herein provided and for other purposes, this
Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          Section 4.03 Governing Law. This Agreement shall be construed in
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accordance with the substantive laws of the State of New York (without regard to conflicts of laws principles) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          Section 4.04 Notices. All demands, notices and communications
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hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, telecopies (with receipt confirmed by telephone call to the person, or a member of the department, specified for attention) or mailed by first class mail, postage prepaid, to (i) in the case of MLMLI: Merrill Lynch Mortgage Lending, Inc., World Financial Center, North Tower, 15th Floor, 250 Vesey Street, New York, NY 10281-1315, Attention: Andrea Balkan, or such other
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address as may hereafter be furnished to the Purchaser in writing by MLMLI, or
(ii) in the case of the Purchaser: Ventas Specialty I, LLC, 4360 Brownsboro Road, Suite 115, Louisville, KY 40207-1642, Attention: T. Richard Riney,
                                            ---------
Executive Vice President, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

          Section 4.05 Severability of Provisions. If any one or more of the
                       --------------------------
covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

          Section 4.06 No Partnership. Nothing herein contained shall be deemed
                       --------------
or construed to create a co-partnership or joint venture between the parties hereto.

          Section 4.07 Successors and Assigns. This Agreement shall inure to the
                       ----------------------
benefit of and be binding upon the Seller and the Purchaser and their respective successors and assigns, as may be permitted hereunder.

          Section 4.08 Related Party Exculpation. Notwithstanding anything to
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the contrary in this Agreement, no direct or indirect member, shareholder, partner, principal, affiliate, employee, officer, director, agent or representative of the Purchaser or the Seller (each, a "Related Party") shall have any personal liability for the payment of any sum of money payable or for the performance or discharge of any covenants, obligations or undertakings of the Purchaser under this Agreement and no monetary or deficiency judgment shall be sought, obtained or enforced against the Related Party with respect thereto; provided, that in no event shall the Purchaser or the Seller be considered a Related Party for purposes of this Section 4.08.

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          IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                             VENTAS SPECIALTY I, LLC



                                             By: /s/ John C. Thompson
                                                 -------------------------------
                                                 Name: John C. Thompson
                                                 Title: Vice President

                                             MERRILL LYNCH MORTGAGE LENDING,
                                             INC., as Seller


                                             By: /s/ Chris M. Haynes
                                                 -------------------------------
                                                 Name: Chris M. Haynes
                                                 Title: Vice President

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